UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2008

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 19, 2008, Albany Molecular Research, Inc. and AMR Technology, Inc., a wholly-owned subsidiary of Albany Molecular Research, Inc. (collectively, the “Company”), entered into an Amendment to License Agreement Regarding Sublicensing (the “Amendment”) with sanofi-aventis U.S. LLC (“Sanofi”).  The Amendment amends the License Agreement—Terfenadine Acid Metabolite dated March 15, 1995 and License Agreement II dated December 30, 1998 (collectively, and as previously amended, the “AMRI-SA License Agreement”) between the Company and Sanofi (formerly Marion Merrell Dow, Inc.) to permit Sanofi to sub-license the Company’s patent rights as defined in the AMRI-SA License Agreement to Barr Laboratories, Inc., Teva Pharmaceuticals Industries, Ltd. and Teva Pharmaceuticals USA, Inc. (collectively “Barr/Teva”) as they relate to the sale of product in the United States.

Under the terms of the Amendment, the Company will receive a non-refundable, up-front sub-license payment of $10 million. In addition, the Amendment establishes royalty rates to be paid by Sanofi to the Company on future sales of Allegra products by Sanofi and Barr/Teva.  In connection with entering into the Amendment, the Company entered into two settlement agreements resolving ongoing litigation with Barr/Teva regarding alleged infringement of the Company’s patent rights by Barr/Teva.

The settlement agreement and related licensing arrangements are subject to review by the Department of Justice, the Federal Trade Commission and several U.S. state Attorneys General.  The Amendment and the settlement agreements will not become effective until certain regulatory notices have been given and certain periods during which applicable regulatory authorities can object to the transactions have expired or been waived.

The Amendment will automatically terminate in whole or in part, as applicable, to the extent that the licenses granted by Sanofi to Barr/Teva as permitted by the Amendment terminate.  One circumstance under which such licenses could terminate is if there is a regulatory challenge of the transactions after the Amendment and settlement agreements have become effective and the parties are unable to resolve such regulatory challenge.

The foregoing is a summary of the material terms of the Amendment and does not purport to be complete.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On November 19, 2008, the Company issued a news release announcing its entry into the Amendment and the resolution of the litigation with Barr/Teva.  A copy of the news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished as part of this Form 8-K:

Exhibit No.                                               Description
     99.1                  News release of the Company dated November 19, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2008	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Mark T. Frost
Chief Financial Officer and Treasurer

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